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                                                                EXHIBIT 10.15(4)

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                             SHARE PLEDGE AGREEMENT



TO: PAFCO GENERAL INSURANCE COMPANY



WHEREAS Pafco General Insurance Company, a corporation incorporated pursuant to the laws of the State of Indiana ("Pafco"), lent the sum of $1,700,000 U.S. to Cliffstan Investments, Inc., a corporation incorporated pursuant to the laws of the State of Nevada ("Cliffstan"), as evidenced by a note dated September 1, 1989 as amended (the "Note");



AND WHEREAS Pafco obtained as security for the above loan a guarantee of the amounts due under the note in the amount of $1,700,000 U.S. from Gage North Holdings Inc., a corporation incorporated pursuant to the laws of Ontario, which guarantee was supported by a collateral mortgage in the principal amount of $1,700,000 U.S.;



AND WHEREAS Pafco assigned the note and the security to Granite Reinsurance Company Ltd., a corporation incorporated pursuant to the laws of Barbados ("Granite Re"), pursuant to an agreement dated September 30, 1992 (the "Purchase Agreement");



AND WHEREAS by an agreement dated on or about September 1, 1989, Symons International Group Ltd. ("SIG Ltd.") agreed to discharge the obligations of Cliffstan under the note;



AND WHEREAS Pafco and Granite Re wish to obtain additional security from Cliffstan or SIG Ltd. for the repayment of their respective interests in the Note as they may be from time to time;



AND WHEREAS SIG Ltd. has agreed to provide additional security to Pafco and Granite Re in the form of a pledge of common shares owned by SIG Ltd. in the capital of Goran Capital Inc., a corporation incorporated pursuant to the laws of Ontario.







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NOW THEREFORE, the parties hereto agree as follows:



SIG Ltd. (the "Pledgor"), grants to Pafco and Granite Re (the "Pledgee") a pledge of and a security interest in those securities described in the "Schedule" attached hereto or which may be described in any supplemental Schedule which hereafter may be delivered by the Pledgor to the Pledgee, which supplemental Schedule contains a reference to this Pledge Agreement (the "Pledged Securities" or "Securities").



     1 .   Obligations Secured. This Pledge Agreement has been executed by the
Pledgor and delivered to the Pledgee to secure the prompt payment and performance of:



     (i) all of the obligations of Granite Re pursuant to the Purchase Agreement, whereby Granite Re purchased the Note; and



     (ii) all of the obligations of Cliffstan and Cliffstan's successors and assigns under the Note.



     2.      Perfection of Pledge.    The Pledgor shall deliver to Pledgee a
certificate or certificate representing all of the Pledged Securities. In addition, the Pledgor shall execute and deliver to the Pledgee any "stock power", "bond power", or other instrument of assignment and any financing statement, or other instrument deemed necessary by the Pledgee to further evidence or perfect the Pledgee's security interest. The Pledgee may file any financing statement to perfect its security interest signed by the Pledgee or by the Pledgor alone. The Pledgor appoints and constitutes the Pledgee as its agent and any officer of the Pledgee as the Pledgor's attorney-in- fact for the purposes of: (i) executing instruments of assignment of any Pledged Security including "stock powers" and "bond powers", and (ii) taking any action necessary to cause the Pledgee's security interest to be registered on the books of the issuer of such Securities. Such appointment and such power are irrevocable so long as the Purchase Agreement and the Note are secured by the pledge and security interest evidenced by this Pledge Agreement.


     3. Proceeds - Dividends. The Pledgee's security interest will extend to the proceeds of any Pledged Securities and any Securities which may be acquired by the Pledgor by reason of any reinvestment of such proceeds. The Pledgee's security interest will also extend to any cash, securities or any other property which may be or become payable or distributable to the Pledgor an account of any Pledged Securities. The Pledgor will deliver to the Pledgee any certificate which the Pledgor may receive, as a dividend with respect to the Pledged Securities, representing any Securities which are subject to the Pledgee's security interest, together with appropriate "stock powers" or "bond powers" or other appropriate instruments of assignment.







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     4.     Warranty of Ownership.   The Pledgor represents, warrants and
covenants that the Pledgor is the owner of all the Pledged Securities and will be the owner of any Pledged Securities hereafter delivered to the Pledgee or which may otherwise be subjected to the Pledgee's security interest under this Pledge Agreement, free of any other security interests or any interest whatsoever of any other party. and that the Pledgor has and will continue to have full power, right and authority to grant to the Pledgee a pledge of and a security interest in all Pledged Securities.



     5.    Voting Rights.    Unless a default shall have occurred and be
continuing under the Purchase Agreement and/or the Note, the Pledgor shall be entitled to exercise all voting rights with respect to the Pledged Securities and to execute consents, in respect thereof, and to consent to, ratify or waive notice of any or all meetings of the holders of Securities of a class of which any of the Pledged Securities are a part, with the same force and effect as if this Pledge Agreement had not been executed and delivered. If necessary and upon the receipt of the written request from the Pledgor, the Pledgee shall from time to time execute and deliver appropriate proxies to enable the Pledgor to exercise the voting and similar rights reserved to the Pledgor.



     6.     Remedies.   Upon the occurrence of a default under the Purchase
Agreement and/or the Note, the Pledgee shall have all the rights, remedies and options in respect to the Pledged Securities of a secured party under the Uniform Commercial Code, and all other rights and remedies provided by law. In exercising any such remedies, the Pledgee may sell all the Pledged Securities as a unit, even though the price obtained may be in excess of the amount remaining unpaid under the Purchase Agreement and the Note. The Pledgee is authorized at any sale or other disposition of the Pledged Securities, if it deems it advisable so to do, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own accounts, for investment and not with a view to the distribution or resale of any of the Pledged Securities. The Pledgee may purchase the Pledged Securities or any part thereof at any sale or sales. Any requirements of the Uniform Commercial Code as to reasonable notice shall be met by giving notice to the Pledgor sixty (60) days prior to such sale or other event giving rise to the requirement for notice.


     7. Application of Proceeds. The proceeds of any sale of all or any part of the Pledged Securities, and any other cash at the time held by the Pledgee under this Pledge Agreement, shall be applied by the Pledgee in the following order:



           a. to the payment of costs and expenses of any such sale, including reasonable compensation to the Pledgee and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Pledgee in





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     connection herewith;



           b. to the payment of any such sums owing to Pledgee pursuant to the Purchase Agreement in such order as the Pledgee may determine, and



           c.   to the payment of any such sums owing to Pledgee pursuant to the
     Note in such order as Pledgee may determine; and



           d. after all obligations under the Note and Purchase Agreement have been satisfied, to the payment to the Pledgor or the Pledgor's successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.



     8.     Pledge Absolute.    This Pledge Agreement and the pledge and
security interest provided for hereunder shall be absolute and unconditional, irrespective of the irregularity, invalidity or unenforceability of the Purchase Agreement and/or the Note.



     9.     Miscellaneous.      This Pledge Agreement shall be binding upon the
Pledgor and upon Pledgor's legal representatives, successors and assigns. If any provision of this Pledge Agreement is determined to be illegal or unenforceable, such provision shall be deemed to be severable from the balance of the provisions of this Pledge Agreement and the remaining provisions shall be enforceable in accordance with their terms. This Pledge Agreement is made under and will be governed by the laws of the State of Indiana, except to the extent that Indiana's conflicts of law rules would require the substantive rules of law of any other jurisdiction to be applied.



                                Dated:      April 22, 1994.
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                                SYMONS INTERNATIONAL GROUP LTD.



                                Per: /s/ Alan G. Symons
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                                Printed: President Alan G. Symons
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